UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2004

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

202 W. Colorado Street
La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 15, 2004, Texas United Bancshares, Inc., a Texas corporation (the “Company”), filed a current report on
Form 8-K with the Securities and Exchange Commission disclosing that, on October 12, 2004, the Company dismissed Grant Thornton LLP as the Company’s independent registered public accounting firm and appointed BKD, LLP (“BKD”) as its new independent registered public accounting firm, subject to BKD completing its normal client acceptance processes and procedures.

(b) BKD has completed its normal client acceptance process and procedures and the Company has engaged BKD as the Company’s independent registered public accounting firm effective November 9, 2004. The decision to engage BKD was approved by the Audit Committee of the Board of Directors of the Company.

At no time during the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of BKD did the Company (or someone on its behalf) consult with BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion which might be rendered on the Company’s financial statements (and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue); or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC. (Registrant)

Dated: November 9, 2004	By:	/s/ Thomas N. Adams
Thomas N. Adams Chief Financial Officer